Altus Power, Inc. Announces First Quarter 2022
Financial Results

First Quarter Highlights

•Operating revenues of $19.2 million for first quarter 2022, an increase of 54% over first quarter 2021
•First quarter 2022 GAAP net income of $60.1 million, as compared to first quarter 2021 net income of $0.3 million driven by a $64.8 million non-cash gain from fair value remeasurement of both warrants and alignment shares
•First quarter 2022 adjusted EBITDA* of $8.8 million, an increase of 38% over first quarter 2021
•Unrestricted cash balance of $318.2 million as of March 31, 2022
•Reaffirmed full year 2022 adjusted EBITDA* guidance of $57-63 million
•Announced partnership with Trammell Crow for installation of up to 300 MW of solar generation assets

STAMFORD, CT, May 16, 2022 – Altus Power, Inc. (NYSE: AMPS) (“Altus Power” or the “Company”), a leading clean electrification company, today announced its financial results for the first quarter of 2022.
“We believe our first quarter results position us well to achieve our 2022 financial projections as we focus on driving growth from our over one gigawatt pipeline of opportunities," said Gregg Felton, Co-CEO of Altus Power. "We are continuing to experience a significant level of customer engagement and we believe the substantial upward pressure on utility rates from a variety of factors serves to enhance the economic incentive to install solar, growing our addressable market further.”
Co-CEO Lars Norell added, “Altus Power’s agreement to install up to 300 megawatts of solar power generation assets in partnership with Trammell Crow demonstrated new potential for our renewable solutions. Clean electrification can be included into building plans from the earliest stages of design and construction, which we believe not only optimizes design but also increases sustainability for tenants out of the gate.”
First Quarter Financial Results
Operating revenues during the first quarter of 2022 totaled $19.2 million, compared to $12.5 million during the same period of 2021, an increase of 54%. The increase reflects the growth of megawatts installed over the past twelve months. First quarter 2022 GAAP net income totaled $60.1 million, which was driven by a $64.8 million non-cash gain from remeasurement of both warrants and alignment shares, compared to net income of $0.3 million for the same period last year. This benefit from remeasurement is non-cash and is driven by a lower Altus Power common share price between December 31, 2021 and March 31, 2022, and is subject to remeasurement based on our share price at the end of each quarter.
Adjusted EBITDA* during the first quarter of 2022 was $8.8 million, compared to $6.3 million for the first quarter of 2021, a 38% increase. The quarter over quarter growth in adjusted EBITDA* is primarily the result of increased revenue from additional solar energy facilities, offset by an increase in our general and administrative expenses. Adjusted EBITDA margin* during the first quarter was 46%, compared to 51% in the first quarter of 2021, largely driven by an increase in general and administrative expenses to support future growth.
Balance Sheet and Liquidity
Altus Power ended the first quarter of 2022 with $318.2 million in unrestricted cash, and $543.1 million of total debt, resulting in net debt of $224.9 million. The Company expects to fund its operations using available cash, additional borrowings under debt facilities and third-party tax equity financing, for the foreseeable future.
2022 Guidance
Altus Power reaffirms its 2022 adjusted EBITDA* guidance range of $57-63 million, as well as guidance for 2022 adjusted EBITDA margin* in the mid-50% range. First quarter is historically the most impacted by shorter daylight hours and snow conditions experienced by our portfolio, particularly given our exposure to northeastern states. This seasonality historically produces lower margins in the first quarter relative to annual results. Management focuses on adjusted EBITDA and adjusted EBITDA margin as key measures of profitable growth and approximation of cash flow generation.

Conference Call Information
The Altus Power management team will host a conference call to discuss its first quarter 2022 financial results on Monday, May 16, 2022, at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Altus Power’s website at www.altuspower.com. An archive of the webcast will be available after the call on the Investor Relations section of Altus Power’s website as well.
About Altus Power, Inc.
Altus Power, based in Stamford, Connecticut, is the nation’s premier clean electrification company. Altus Power serves its commercial, industrial, public sector and community solar customers by developing, owning and operating locally sited solar generation, energy storage, and EV charging infrastructure across 18 states from Vermont to Hawaii. Visit altuspower.com to learn more.
Use of Non-GAAP Financial Information
*Denotes Non-GAAP financial measure. We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as adjusted EBITDA and adjusted EBITDA margin provide users of our financial statements with supplemental information that may be useful in evaluating our business. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define adjusted EBITDA as net income (loss) plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain on fair value remeasurement of contingent consideration, gain on disposal of property, plant and equipment, change in fair value of redeemable warrant liability, change in fair value of alignment shares, loss on extinguishment of debt, and other miscellaneous items of other income and expenses.
We define adjusted EBITDA margin as adjusted EBITDA divided by operating revenues.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure our performance. We believe that investors and analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.
Altus Power does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty and without unreasonable effort, items such as acquisition and entity formation costs, gain on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares. These items are uncertain, depend on various factors, and could be material to Altus Power’s results computed in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "believes," "expects," "intends," "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of Altus Power to maintain its listing on the New York Stock Exchange; (2) the ability to recognize the anticipated benefits of the recently completed business combination and related transactions, which may be affected by, among other things, competition, the ability of Altus Power to grow and manage growth profitably, maintain relationships with customers, business partners, suppliers and agents and retain its management and key employees; ; (3) changes in applicable laws or regulations; (4) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors; and (5) the impact of COVID-19 on Altus Power’s business.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 24th, 2022, as well as the other information we file with the Securities and Exchange Commission., as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Altus Power Contacts
For Media:
Cory Ziskind
ICR, Inc.
AltusPowerPR@icrinc.com

For Investors:
Chris Shelton, Head of IR
Caldwell Bailey, ICR, Inc.
InvestorRelations@altuspower.com

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Operating revenues, net	$19,199	$12,471
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,064	2,920
General and administrative	6,384	3,226
Depreciation, amortization and accretion expense	6,822	4,388
Acquisition and entity formation costs	294	147
Loss (gain) on fair value remeasurement of contingent consideration	169	(1,275)
Stock-based compensation	1,305	37
Total operating expenses	$19,038	$9,443
Operating income	161	3,028
Other (income) expense
Change in fair value of redeemable warrant liability	(18,458)	—
Change in fair value of alignment shares liability	(46,346)	—
Other expense (income), net	15	(111)
Interest expense, net	4,938	3,913
Total other (income) expense	$(59,851)	$3,802
Income (loss) before income tax benefit	$60,012	$(774)
Income tax benefit	123	1,037
Net income	$60,135	$263
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(284)	(699)
Net income attributable to Altus Power, Inc.	$60,419	$962
Net income per share attributable to common stockholders
Basic	$0.39	$0.01
Diluted	$0.39	$0.01
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	152,662,512	88,741,089
Diluted	153,586,538	89,991,570

Altus Power, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	As of March 31, 2022	As of December 31, 2021
Assets
Current assets:
Cash	$318,177	$325,983
Current portion of restricted cash	2,558	2,544
Accounts receivable, net	8,494	9,218
Other current assets	6,619	6,659
Total current assets	335,848	344,404
Restricted cash, noncurrent portion	1,794	1,794
Property, plant and equipment, net	745,991	745,711
Intangible assets, net	16,377	16,702
Goodwill	601	601
Other assets	3,738	4,037
Total assets	$1,104,349	$1,113,249
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$2,394	$3,591
Interest payable	4,362	4,494
Current portion of long-term debt	21,218	21,143
Other current liabilities	3,499	3,663
Total current liabilities	31,473	32,891
Redeemable warrant liability	31,475	49,933
Alignment shares liability	81,113	127,474
Long-term debt, net of unamortized debt issuance costs and current portion	521,869	524,837
Intangible liabilities, net	12,847	13,758
Asset retirement obligations	7,688	7,628
Deferred tax liabilities, net	9,473	9,603
Other long-term liabilities	6,698	5,587
Total liabilities	$702,636	$771,711
Commitments and contingent liabilities
Redeemable noncontrolling interests	15,407	15,527
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of March 31, 2022, and December 31, 2021; 153,648,830 shares issued and outstanding as of March 31, 2022, and December 31, 2021	15	15
Preferred stock $0.0001 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2022, and December 31, 2021	—	—
Additional paid-in capital	406,867	406,259
Accumulated deficit	(40,937)	(101,356)
Total stockholders' equity	$365,945	$304,918
Noncontrolling interests	20,361	21,093
Total equity	$386,306	$326,011
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$1,104,349	$1,113,249

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$60,135	$263
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization and accretion	6,822	4,388
Unrealized gain on interest rate swaps	(901)	(562)
Deferred tax benefit	(130)	(1,057)
Amortization of debt discount and financing costs	711	722
Change in fair value of redeemable warrant liability	(18,458)	—
Change in fair value of alignment shares liability	(46,346)	—
Remeasurement of contingent consideration	169	(1,275)
Stock-based compensation	1,305	37
Other	283	(19)
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	724	(980)
Other assets	769	(286)
Accounts payable	(1,197)	1,566
Interest payable	(99)	757
Other liabilities	(288)	(332)
Net cash provided by operating activities	3,499	3,222
Cash flows from investing activities
Capital expenditures	(6,571)	(2,210)
Payments to acquire businesses, net of cash and restricted cash acquired	—	(1,493)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	—	(4,968)
Net cash used for investing activities	(6,571)	(8,671)
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	7,396
Repayments of long-term debt	(3,411)	(6,693)
Payment of debt issuance costs	(29)	—
Payment of dividends and commitment fees on Series A preferred stock	—	(8,379)
Payment of contingent consideration	—	(53)
Payment of equity issuance costs	(712)	—
Distributions to noncontrolling interests	(568)	(472)
Net cash used for financing activities	(4,720)	(8,201)
Net decrease in cash and restricted cash	(7,792)	(13,650)
Cash and restricted cash, beginning of period	330,321	38,206
Cash and restricted cash, end of period	$322,529	$24,556

Non-GAAP Financial Reconciliation

Reconciliation of GAAP reported Net Income to non-GAAP adjusted EBITDA:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Reconciliation of Net income to Adjusted EBITDA:
Net income	$60,135	$263
Income tax benefit	(123)	(1,037)
Interest expense, net	4,938	3,913
Depreciation, amortization and accretion expense	6,822	4,388
Non-cash compensation expense	1,305	37
Acquisition and entity formation costs	294	147
Loss (gain) on fair value remeasurement of contingent consideration	169	(1,275)
Change in fair value of redeemable warrant liability	(18,458)	—
Change in fair value of alignment shares liability	(46,346)	—
Other expense (income), net	15	(111)
Adjusted EBITDA	$8,751	$6,325

Reconciliation of non-GAAP adjusted EBITDA margin:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$8,751	$6,325
Operating revenues, net	19,199	12,471
Adjusted EBITDA margin	46%	51%